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                                                                  EXHIBIT 3(i).1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  MINIMED INC.





        MiniMed Inc., a corporation organized and existing under the laws of the State or Delaware, hereby certifies as follows:

        1. The name of the corporation is MiniMed Inc. MiniMed Inc. was originally incorporated under the same name and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on January 22, 1993.

        2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

        3. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        4. The text of the Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:




                                    ARTICLE I

                               NAME OF CORPORATION

                         The name of this corporation is

                                  MiniMed Inc.



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                                   ARTICLE II

                                REGISTERED OFFICE

        The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, in the City or Wilmington, County of New Castle, and the name of its registered agent at that address is Corporation Service Company.


                                   ARTICLE III

                                     PURPOSE

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

        The total number of shares of all classes of stock which the corporation shall have the authority to issue shall be 110,000,000 shares, consisting of 100,000,000 shares of Common Stock, with a par value of one cent ($.01) per share and 10,000,000 shares of Preferred Stock, with a par value of $.01 per share (the "Preferred Stock").

        The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized to fix, by resolution or resolutions providing for the issue of any series of Preferred Stock the number of shares included in such series and the voting powers, designations, preferences and relative participating optional or other rights, if any, of such series, and the qualifications, limitations or restrictions thereof and, except as otherwise provided in respect of any such series, to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of
Section 242 of the General Corporation Law or any successor provision requiring that such an increase or decrease be voted upon by the holders of the Preferred Stock voting as a separate class.


                                    ARTICLE V

                                  INCORPORATOR

        The name and mailing address of the incorporator of the corporation is:



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                                 Alfred E. Mann
                                  MiniMed Inc.
                             12744 San Fernando Road
                            Sylmar, California 91342


                                   ARTICLE VI

                          BOARD POWER REGARDING BYLAWS

        In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any bylaw whether adopted by them or otherwise.


                                   ARTICLE VII

                                    DIRECTORS

        SECTION 7.01 Definitions. For purposes of this Restated Certificate of
Incorporation:

        (a) "Continuing Director" means as to any Interested Stockholder, any member of the Board of Directors of the corporation who (i) is unaffiliated with and is not the Interested Stockholder and (ii) was a member of the Board of Directors of the corporation prior to June 30, 1995 or thereafter became a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

        (b) "Disinterested Shares" means, as to any Interested Stockholder, shares of Voting Stock, Owned Beneficially and of record by stockholders other than such Interested Stockholder.

        (c) "Interested Stockholder" shall have the meaning set forth in Section 2 03 of the Delaware General Corporation Law (as such section exists on the date hereof) but shall not include any person who Owned Beneficially shares of Common Stock in excess of the 15% limitation set forth therein as of May 23, 1995.

        (d) "Owned Beneficially" refers to the ownership of shares set forth in Rule 13d-3 of the Securities Act of 1934 as in effect on May 23, 1995.

        (e) "Voting Stock" means all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors of the corporation, and each reference to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares."



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        SECTION 7.02 Number; Election and Terms. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be fixed from time by the Board of Directors. Directors need not be stockholders. Other than with respect to those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV hereof, there shall be three classes of directors (each, a "Class"), as equal in number as possible, known as Class 1, Class 2 and Class 3. The terms of office for the initial Class 1, Class 2 and Class 3 directors shall be as follows: the term of office of the initial Class 1 directors will expire at the 2000 annual meeting of stockholders; the term of office of the initial Class 2 directors will expire at the 2001 annual meeting of stockholders; and the term of office of the initial Class 3 directors will expire at the 2002 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, each director elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after his election unless, by intervening changes in the authorized number of directors, the Board shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among classes. Notwithstanding the foregoing, each of the directors shall hold office until his successor shall have been duly elected and shall qualify or until he shall die, resign or have been removed in the manner hereafter provided.

        SECTION 7.03 Removal. Subject to the rights of the holders of any Preferred Stock then outstanding, any director, or the entire board, may be removed from office at any time, but only (1) for cause and (2) by the affirmative vote of the holders of the majority of the Voting Stock; provided, however, that if a proposal to remove a director is made by or on behalf of an Interested Stockholder or by a director who is not a Continuing Director as to an Interested Stockholder, then in addition to (1) and (2) above, such removal shall require the affirmative vote of the holders of a majority of the Disinterested Shares.

        SECTION 7.04 Vacancies. Vacancies resulting from the death, resignation, removal, increase in the number of directors, or any other cause shall be filled only by a majority vote of the remaining directors, although less than a quorum (unless there are no directors, in which case vacancies will be filled by the stockholders) in accordance with the rule that each Class of directors shall be as nearly equal in number of directors as possible, provided, however, that if one or more Interested Stockholders then exists, vacancies resulting from the death, resignation or removal of a Continuing Director can only be filled by the vote of a majority of the remaining Continuing Directors or, if there are no Continuing Directors, by (i) the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Voting Stock and (ii) the affirmative vote of the holders of a majority of the Disinterested Shares as to all Interested Stockholders. Notwithstanding the foregoing, in the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the Class of which he or she is a member until the expiration of his current term or his earlier death, resignation or removal. If any newly created directorship or vacancy of the Board of Directors, consistent with the rule that the three Classes shall be as nearly equal in number as possible, may be allocated to one or two or more Classes, the Board of Directors shall allocate it to that of the available Classes whose term of office is due to expire at the earliest date following



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such allocation. When the Board of Directors fills a vacancy, the director chosen to fill that vacancy shall be of the same Class as the director he or she succeeds and shall hold office until such director's successor shall have been elected and qualified or until such director shall die, resign or shall been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

        SECTION 7.05 Directors Elected by Preferred Stockholders. During any period when the holders of the Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of
Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors shall forthwith terminate and the total and authorized number of directors of the corporation shall be reduced accordingly.

        SECTION 7.06 Absence of Requirements of Ballots. The election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.


                                  ARTICLE VIII

                        LIMITATION OF DIRECTOR LIABILITY

        To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the Liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this Article VIII in respect of any act or omission prior to such repeal or modification.



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                                   ARTICLE IX

                                 CORPORATE POWER

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                    ARTICLE X

                       CREDITOR COMPROMISE OR ARRANGEMENT

        Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                   ARTICLE XI

                                STOCKHOLDER VOTE

        Any election or other action by stockholders of this Corporation must be effected at an annual or special meeting of stockholders and may not be effected by written consent without a meeting.

                                   ARTICLE XII

                                SPECIAL MEETINGS

        Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board or by a majority of the members of the Board; provided, however, that where a proposal requiring stockholder approval is made, at any time that one or more Interested Stockholders exist, by a director who is not a Continuing Director as to all Interested Stockholders, then the affirmative vote of a majority of the Continuing Directors shall also be required to call a special meeting of the stockholders for the purpose of considering such proposal or obtaining such approval. Such special meeting may not be called by any other person or persons or in any other manner.



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                                  ARTICLE XIII

               AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION

        In addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of Preferred Stock, any alteration, amendment, repeal or rescission (any "Change") of any provision of this Restated Certificate of Incorporation must be approved by a majority of the directors of the corporation then in office and by the affirmative vote of the holders of a majority of the outstanding shares of Voting Stock of the corporation; provided, however, that if any such Change relates to Articles VI, VII, XI or XII hereof or to this Article XIII, such Change must also be approved either (i) by a majority of the authorized number of directors and, if one or more Interested Stockholders then exist, by a majority of the directors who are Continuing Directors with respect to all Interested Stockholders or (ii) by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Voting Stock of the corporation and, if the change is proposed by or on behalf of an Interested Stockholder or, at any time that one or more Interested Stockholders exist, by a director who is not a Continuing Director as to all Interested Stockholders, by the affirmative vote of not less than a majority of the Disinterested Shares.

        Subject to the foregoing the corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law.



        THIS RESTATED CERTIFICATE OF INCORPORATION has been signed this 20th day of May 1999.

                                            MINIMED INC.



                                            By:  /s/  ALFRED E. MANN
                                               ---------------------------------
                                               Alfred E. Mann, Chairman
                                               of the Board of Directors



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